SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT

AMONG

LONG CHEN

HONGWEI DENG

YICHUNFENG INTERNATIONAL BIOTECHNOLOGY (CHINA) LIMITED

AND

JIANGXI YICHUNFENG BIOHEALTH LIMITED

MAY 20, 2019

SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT (this "AGREEMENT") is entered into in China as of May 20, 2019 by and among the following Parties:

(1)	LONG CHEN (“CL”)

ADDRESS:

CITIZEN IDENTIFICATION NUMBER:

(2)	HONGWEI DENG (“DH”)

ADDRESS:

CITIZEN IDENTIFICATION NUMBER:

(3) YICHUNFENG INTERNATIONAL BIOTECHNOLOGY (CHINA) LIMITED (“YIBL”)

ADDRESS: NO. 306 MAIN BUILDING, JIN MONG KOK INTERNATIONAL HOTEL, 182 NATIONAL AVENUE, QINGXIU DISTRICT, NANNING CITY

UNIFIED SOCIAL CREDIT CODE:

(4)	JIANGXI YICHUNFENG BIOHEALTH LIMITED (“JYBL”)

ADDRESS: GOLD INDUSTRIAL PARK, NANFENG COUNTRY INDUSTRIAL PARK DISTRICT, FUZHOU CITY, JIANGXI PROVINCE

UNIFIED SOCIAL CREDIT CODE:

(The above parties shall hereinafter be individually referred to as a "PARTY" and collectively, "PARTIES". CL and DH shall hereinafter be individually referred to as a "SHAREHOLDER".)

WHEREAS:

1.    As of the date of this Agreement, LONG CHEN and HONGWEI DENG are the enrolled Shareholder of JYBL, legally holding all the equity in JYBL, of which, LONG CHEN holding 90% interest, HONGWEI DENG holding 10%.

2.  The Shareholder intends to severally entrust the individual designated by YIBL with the exercises of his voting rights in JYBL while YIBL is willing to designate such an individual.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholder hereby irrevocably undertake to sign the Entrustment Letter after execution of the Agreement to entrust the personnel designated by YIBL ("TRUSTEES") then to exercise the following rights enjoyed by them as Shareholder of JYBL in accordance with the then effective articles of association of JYBL (collectively, the "ENTRUSTED RIGHTS"):

(1)  Proposing to convene and attending Shareholder' meetings of JYBL as proxy of the Shareholder according to the articles of association of YIBL;

(2)  Exercising voting rights as proxy of the Shareholder, on issues discussed and resolved by the Shareholder' meeting of JYBL, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of JYBL.

The above authorization and entrustment is granted subject to the status of trustees as Chinese citizens and the approval by YIBL. Upon and only upon written notice of dismissing and replacing Trustee(s) given by YIBL to the Shareholder, the Shareholder shall promptly entrust another Chinese citizen then designated by YIBL to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholder shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.2 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholder acknowledge and assume relevant liabilities for any legal consequences of the Trustees' exercise of the foregoing Entrusted Rights.

1.3 The Shareholder hereby acknowledge that the Trustees are not required to seek advice from the Shareholder prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholder in a timely manner of any resolution or proposal on convening interim Shareholder' meeting after such resolution or proposal is made.

ARTICLE 2 RIGHT TO INFORMATION

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to JYBL 's operation, business, clients, finance, staff, etc., and shall have access to relevant materials of JYBL. JYBL shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholder will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the Shareholder' meeting of JYBL or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or JYBL, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that YIBL shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by YIBL under this Agreement.

4.2 JYBL and the Shareholder agree to compensate YIBL for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by YIBL, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities.

However, the Shareholder and JYBL will not compensate for losses incurred due to willful misconduct or gross negligence of YIBL.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 The Shareholder hereby represents and warrants that:

5.1.1 The Shareholder is a Chinese citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2 The Shareholder has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

5.1.3 This Agreement shall be executed and delivered by the Shareholder lawfully and properly. This Agreement constitutes the legal and binding obligations on his and is enforceable on his in accordance with its terms and conditions hereof

5.1.4 The Shareholder is enrolled and legal Shareholder of JYBL as of the effective date of this Agreement, and except the rights created by this Agreement, the Call Option Agreement entered into by YIBL, JYBL and his on May 20, 2019 (the "CALL OPTION AGREEMENT"), as well as the Equity Pledge Agreement entered into by YIBL and JYBL and his on May 20, 2019 (the "EQUITY PLEDGE AGREEMENT"), there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of HEZL.

5.1.5 Considering the fact that according to Equity Pledge Agreement, considering the fact that Shareholder will set aside all the equity interest held thereby in relevant JYBL as security to secure the performance by his of his obligations under the Call Option Agreement entered into between his and YIBL as of May 20, 2019, Shareholder undertakes to make full and due performance of the obligations under Call Option Agreement during the valid term of this Agreement, and she will not be in conflict with any stipulation under Call Option Agreement, which are likely to have impact on the exercise of the Entrusted Rights the Trustees under this Agreement.

5.1.6 Considering the facts that the JYBL entered into the Management Services Agreement (the "SERVICE AGREEMENT") on May 20, 2019 with YIBL, the Call Option Agreement with YIBL and the Shareholder on May 20, 2019, and that the Shareholder of JYBL will set aside all equity interest held thereby in JYBL as security to secure the performance of the contractual obligations under the above two agreements by JYBL, the Shareholder undertakes to, during the valid term of this Agreement, procure the full and due performance of JYBL of any and all its obligations under the Service Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, Call Option Agreement by JYBL.

5.2 YIBL (excluding the person designated by it) hereby represents and warrants that:

5.2.1 it is a company with limited liability properly registered and legally existing under the laws of Hong Kong, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.2.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3 JYBL hereby represents and warrants that:

5.3.1 it is a company with limited liability properly registered and legally existing under laws of China, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.3.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3.3 the Shareholder are enrolled Shareholder as of the effective date of this Agreement, legally holding the equity interest in it. Except rights created by this Agreement, the Equity Pledge Agreement and the Call Option Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of JYBL.

5.3.4 Considering the fact that the Shareholder of JYBL will set aside all the equity interest held thereby in JYBL as security to secure the performance of the contractual obligations by JYBL under the Management Services Agreement, the Call Option Agreement, JYBL undertakes to, during the valid term of this Agreement, make full and due performance of any and all obligations under the Management Services Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, the Call Option Agreement by JYBL.

ARTICLE 6 TERM OF AGREEMENT

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, with the valid term of ten (10) years, unless terminated in advance by written agreement of all the Parties or according to Article 8.1 of this Agreement. This Agreement shall automatically renew for another one (1) year when the term (whether original or extended, if applicable) of this Agreement is due, unless YIBL gives a thirty (30) days notice in writing to the other Parties of the cancellation of such renewal.

6.2 In case that the Shareholder transfers all of the equity interest held by it in JYBL with prior consent of YIBL, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the "DEFAULTING PARTY") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a "DEFAULT"). In such event any of the other Parties without default (a "NON-DEFAULTING PARTY") who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

8.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholder of the Call Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement;

any breach by JYBL of the Management Services Agreement or Call Option Agreement shall be deemed as having constituted the breach by JYBL of this Agreement.

8.3 The Parties agree and confirm, the Shareholder or JYBL shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in English language.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the China.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to be China International Economic and Trade Arbitration Commission for arbitration in China accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with be China International Economic and Trade Arbitration Commission and other provisions under this Agreement, and a Party's exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party's Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.10 In respect of the Shareholder and JYBL, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from YIBL; YIBL shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholder.

9.11 This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the Parties have caused this Shareholder' Voting Rights Proxy Agreement to be executed in China as of the date first herein above mentioned.

For and on behalf of

LONG CHEN

Signature by:	/s/Long Chen
Name:	Long Chen
Position:	Authorized Representative

For and on behalf of

HONGWEI DENG

Signature by:	/s/ Hongwei Deng
Name:	Hongwei Deng
Position:	Authorized Representative

For and on behalf of

YICHUNFENG INTERNATIONAL BIOTEHNOLOGY (CHINA) LIMITED (Company chop)

Signature by:	/s/Si Chen
Name:	Si Chen
Position:	Authorized Representative

For and on behalf of

JIANGXI YICHUNFENG BIOHEALTH LIMITED (Company chop)

Signed by:	/s/ Long Chen and Hongwei Deng
Name:	Long Chen and Hongwei Deng
Position:	Authorized Representative